Rogers Corporation Reports First Quarter 2021 Results

Advanced Mobility Growth And Market Recovery Drives Strong Financial Results

Chandler, Arizona, April 29, 2021: Rogers Corporation (NYSE:ROG) today announced financial results for the first quarter of 2021.

“Rogers delivered strong first quarter sales and earnings, driven by the continued execution of our growth strategy and operational excellence initiatives,” stated Bruce D. Hoechner, Rogers' President and CEO. “Accelerating demand for our innovative solutions in Advanced Mobility markets and a broad recovery in industrial demand were the primary catalysts for the sales increase. We continue to see robust market demand looking forward, but anticipate that global supply chain disruptions and the ongoing recovery of UTIS manufacturing will temper sales growth for the second quarter. We remain enthusiastic about the significant growth opportunities in Advanced Mobility and we are aggressively expanding capacity to capitalize on this opportunity, in addition to focusing on growth opportunities in our other core markets.”

Financial Overview

GAAP Results	Q1 2021	Q4 2020	Q1 2020
Net Sales ($M)	$229.3	$210.7	$198.8
Gross Margin	39.0%	38.3%	33.0%
Operating Margin	16.2%	9.5%	8.8%
Net Income ($M)	$31.2	$15.2	$13.3
Diluted Earnings Per Share	$1.66	$0.81	$0.71

Non-GAAP Results[1]	Q1 2021	Q4 2020	Q1 2020
Adjusted Operating Margin	19.0%	18.4%	11.3%
Adjusted Net Income ($M)	$36.0	$29.7	$17.2
Adjusted Earnings Per Diluted Share	$1.92	$1.58	$0.92
Adjusted EBITDA ($M)	$59.8	$53.2	$33.4
Adjusted EBITDA Margin	26.1%	25.3%	16.8%
Free Cash Flow ($M)	$32.9	$39.9	$(2.5)

Net Sales by Operating Segment (dollars in millions)	Q1 2021	Q4 2020	Q1 2020
Advanced Electronics Solutions (AES)[2]	$131.9	$119.6	$111.3
Elastomeric Material Solutions (EMS)	$91.8	$86.6	$83.5
Other	$5.5	$4.5	$4.0

1 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below
2 - The AES business segment was formed in the first quarter of 2021 through the combination of the Advanced Connectivity Solutions (ACS) and Power Electronics Solutions (PES) businesses. Prior period consolidated financial statements have been reclassified to conform to the current year presentation.

Q1 2021 Summary of Results

Net sales of $229.3 million increased 8.8% versus the prior quarter from higher sales in both the AES and EMS business units. AES net sales increased due to strong demand for ADAS applications and higher sales in the EV/HEV, clean energy, defense and wireless infrastructure markets. EMS net sales increased from strong demand in the EV/HEV, traditional automotive and general industrial markets, partially offset by a seasonal decline in portable electronics market sales. Currency exchange rates favorably impacted total company net sales in the first quarter of 2021 by $3.1 million compared to prior quarter net sales.

Gross margin was 39.0%, compared to 38.3% in the prior quarter. The increase in gross margin was due to higher volumes and operational cost savings, partially offset by commodity price increases, higher freight costs and unfavorable product mix.

Selling, general and administrative (SG&A) expenses decreased by $7.6 million from the prior quarter to $42.4 million. The decrease in SG&A expense was due to a reduction in accelerated intangible amortization expense, partially offset by higher compensation and benefits costs.

GAAP operating margin of 16.2% increased by 670 basis points sequentially primarily due to the improved gross margin and reduction in SG&A expenses and restructuring charges. Adjusted operating margin of 19.0% increased by 60 basis points versus the prior quarter, primarily as a result of improved gross margin.

GAAP earnings per diluted share were $1.66, compared to earnings per diluted share of $0.81 in the previous quarter. The increase in GAAP earnings resulted from higher net sales, improved gross margin and lower SG&A expense and restructuring related charges. On an adjusted basis, earnings were $1.92 per diluted share compared to adjusted earnings of $1.58 per diluted share in the prior quarter. The increase in adjusted earnings per diluted share resulted from higher net sales and improved gross margin.

Ending cash and cash equivalents were $199.1 million, an increase of $7.3 million versus the prior quarter. The Company generated free cash flow of approximately $32.9 million in the first quarter of 2021. Net cash provided by operating activities of $36.5 million was offset by $21.0 million of principal payments made on the outstanding borrowings under the Company’s revolving credit facility and capital expenditures of $3.6 million. At the end of the first quarter of 2021, cash exceeded borrowings by $195.1 million.

Financial Outlook

Q2 2021
Net Sales ($M)	$230 to $240
Gross Margin	38.5% to 39.5%
Earnings Per Share	$1.58 to $1.73
Adjusted Earnings Per Share[1]	$1.80 to $1.95

2021
Effective Tax Rate	23% - 24%
Capital Expenditures ($M)	$70 to $80

1 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect and connect our world. Rogers delivers innovative solutions to help our customers solve their toughest material challenges. Rogers’ advanced electronic and elastomeric materials are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, industrial equipment and more. Headquartered in Chandler, Arizona, Rogers operates manufacturing facilities in the United States, Asia and Europe, with sales offices worldwide.

Safe Harbor Statement
This release contains forward-looking statements, which concern our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from those indicated by the forward-looking statements. Risks and uncertainties that could cause such results to differ include: the duration and impacts of the novel coronavirus global pandemic and efforts to contain its transmission and distribute vaccines, including the effect of these factors on our business, suppliers, customers, end users and economic conditions generally; failure to capitalize on, volatility within, or other adverse changes with respect to the Company's growth drivers, including advanced mobility and advanced connectivity, such as delays in adoption or implementation of new technologies; uncertain business, economic and political conditions in the United States (U.S.) and abroad, particularly in China, South Korea, Germany, Hungary and Belgium, where we maintain significant manufacturing, sales or administrative operations; the trade policy dynamics between the U.S. and China reflected in trade agreement negotiations and the imposition of tariffs and other trade restrictions, including trade restrictions on Huawei Technologies Co., Ltd. (Huawei); fluctuations in foreign currency exchange rates; our ability to develop innovative products and the extent to which our products are incorporated into end-user products and systems and the extent to which end-user products and systems incorporating our products achieve commercial success; the ability of our sole or limited source suppliers to deliver certain key raw materials, including commodities, to us in a timely and cost-effective manner; intense global competition affecting both our existing products and products currently under development; business interruptions due to catastrophes or other similar events, such as natural disasters, war, terrorism or public health crises; failure to realize, or delays in the realization of anticipated benefits of acquisitions and divestitures due to, among other things, the existence of unknown liabilities or difficulty integrating acquired businesses; our ability to attract and retain management and skilled technical personnel; our ability to protect our proprietary technology from infringement by third parties and/or allegations that our technology infringes third party rights; changes in effective tax rates or tax laws and regulations in the jurisdictions in which we operate; failure to comply with financial and restrictive covenants in our credit agreement or restrictions on our operational and financial flexibility due to such covenants; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation; changes in environmental laws and regulations applicable to our business; and disruptions in, or breaches of, our information technology systems. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Conference call and additional information

A conference call to discuss the results for the first quarter of 2021 will take place today, Thursday, April 29, 2021 at 5pm ET.

A live webcast of the event and the accompanying presentation can be accessed on the Rogers Corporation website at https://www.rogerscorp.com/investors.

An audio replay of the conference call will be available from April 29, 2021 at approximately 8 pm ET through May 13, 2021 at 11:59 pm ET, by dialing 1-888-203-1112 from the United States, and entering the replay passcode of 9167045.

Additionally, the archived webcast will be available on the Rogers website at approximately 8 pm ET on April 29, 2021.

Additional information
Please contact the Company directly via email or visit the Rogers website.

Investor contact:
Steve Haymore
Phone: 480-917-6026
Email: stephen.haymore@rogerscorporation.com

Website address: http://www.rogerscorp.com

(Financial statements follow)

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended
(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)	March 31, 2021	March 31, 2020
Net sales	$229,265	$198,810
Cost of sales	139,766	133,180
Gross margin	89,499	65,630

Selling, general and administrative expenses	42,413	40,330
Research and development expenses	7,172	7,805
Restructuring and impairment charges	1,506	—
Other operating (income) expense, net	1,215	20
Operating income	37,193	17,475

Equity income in unconsolidated joint ventures	2,181	1,218
Other income (expense), net	2,968	(786)
Interest expense, net	(607)	(1,207)
Income before income tax expense	41,735	16,700
Income tax expense	10,517	3,441
Net income	$31,218	$13,259

Basic earnings per share	$1.67	$0.71

Diluted earnings per share	$1.66	$0.71

Shares used in computing:
Basic earnings per share	18,712	18,669
Diluted earnings per share	18,774	18,691

Condensed Consolidated Statements of Financial Position (Unaudited)

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PAR VALUE)	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$199,109	$191,785
Accounts receivable, less allowance for doubtful accounts of $1,310 and $1,682	144,049	134,421
Contract assets	30,936	26,575
Inventories	106,706	102,360
Prepaid income taxes	2,854	2,960
Asbestos-related insurance receivables, current portion	2,986	2,986
Other current assets	19,140	13,088
Total current assets	505,780	474,175
Property, plant and equipment, net of accumulated depreciation of $364 and $366	267,041	272,378
Investments in unconsolidated joint ventures	14,948	15,248
Deferred income taxes	28,018	28,667
Goodwill	266,437	270,172
Other intangible assets, net of amortization	114,373	118,026
Pension assets	5,486	5,278
Asbestos-related insurance receivables, non-current portion	63,807	63,807
Other long-term assets	16,330	16,254
Total assets	$1,282,220	$1,264,005
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$52,342	$35,987
Accrued employee benefits and compensation	42,331	41,708
Accrued income taxes payable	7,629	8,558
Asbestos-related liabilities, current portion	3,615	3,615
Other accrued liabilities	23,645	21,641
Total current liabilities	129,562	111,509
Borrowings under revolving credit facility	4,000	25,000
Pension and other postretirement benefits liabilities	1,635	1,612
Asbestos-related liabilities, non-current portion	69,559	69,620
Non-current income tax	15,572	16,346
Deferred income taxes	9,229	8,375
Other long-term liabilities	11,808	10,788
Shareholders’ equity
Capital stock - $1 par value; 50,000 authorized shares; 18,712 and 18,677 shares issued and outstanding	18,712	18,677
Additional paid-in capital	150,004	147,961
Retained earnings	904,910	873,692
Accumulated other comprehensive loss	(32,771)	(19,575)
Total shareholders' equity	1,040,855	1,020,755
Total liabilities and shareholders' equity	$1,282,220	$1,264,005

Reconciliation of non-GAAP financial measures to the comparable GAAP measures

Non-GAAP financial measures:

This earnings release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”):

(1) Adjusted operating margin, which the Company defines as operating margin excluding acquisition-related amortization of intangible assets and discrete items, such as acquisition and related integration costs, asbestos-related charges, gains or losses on the sale or disposal of property, plant and equipment, restructuring, severance, impairment and other related costs, UTIS fire charges, and the related income tax effect on these items (collectively, “discrete items”);

(2) Adjusted net income, which the Company defines as net income excluding amortization of acquisition intangible assets and discrete items;

(3) Adjusted earnings per diluted share, which the Company defines as earnings per diluted share excluding amortization of acquisition intangible assets, and discrete items divided by adjusted weighted average shares outstanding - diluted;

(4) Adjusted EBITDA, which the Company defines as net income excluding interest expense, net, income tax expense, depreciation and amortization, stock-based compensation expense, and discrete items;

(5) Adjusted EBITDA Margin, which the Company defines as the percentage that results from dividing Adjusted EBITDA by total net sales;

(6) Free cash flow, which the Company defines as net cash provided by operating activities less non-acquisition capital expenditures.

Management believes adjusted operating margin, adjusted net income, adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin are useful to investors because they allow for comparison to the Company’s performance in prior periods without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s business and evaluate the Company’s performance relative to peer companies. Management also believes free cash flow is useful to investors as an additional way of viewing the Company's liquidity and provides a more complete understanding of factors and trends affecting the Company's cash flows. However, non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as alternatives to, financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from, and should not be compared to, similarly named measures used by other companies. Reconciliations of the differences between these non-GAAP financial measures and their most directly comparable financial measures calculated in accordance with GAAP are set forth below.

Reconciliation of GAAP operating margin to adjusted operating margin*:

	2021	2020
Operating margin	Q1	Q4	Q1
GAAP operating margin	16.2%	9.5%	8.8%

Acquisition and related integration costs	—%	—%	0.2%
Asbestos-related charges	—%	(0.3)%	—%
Gain on sale or disposal of property, plant and equipment	—%	—%	—%
Restructuring, severance, impairment and other related costs	0.8%	1.9%	0.5%
UTIS fire charges	0.6%	—%	—%
Total discrete items	1.4%	1.6%	0.7%
Operating margin adjusted for discrete items	17.6%	11.1%	9.5%

Acquisition intangible amortization	1.4%	7.3%	1.8%

Adjusted operating margin	19.0%	18.4%	11.3%
*Percentages in table may not add due to rounding.

Reconciliation of GAAP net income to adjusted net income:

(amounts in millions)	2021	2020
Net income	Q1	Q4	Q1
GAAP net income	$31.2	$15.2	$13.3

Acquisition and related integration costs	$—	$—	$0.4
Asbestos-related charges	$—	$(0.7)	$—
Gain on sale or disposal of property, plant and equipment	$(0.1)	$—	$—
Restructuring, severance, impairment and other related costs	$1.9	$4.0	$1.1
Acquisition intangible amortization	$3.1	$15.4	$3.6
UTIS fire charges	$1.3	$—	$—
Income tax effect of non-GAAP adjustments and intangible amortization	$(1.5)	$(4.3)	$(1.2)
Adjusted net income	$36.0	$29.7	$17.2
*Values in table may not add due to rounding.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share*:

	2021	2020
Earnings per diluted share	Q1	Q4	Q1
GAAP earnings per diluted share	$1.66	$0.81	$0.71

Acquisition and related integration costs	—	—	0.02
Asbestos-related charges	—	(0.03)	—
Gain on sale or disposal of property, plant and equipment	—	—	—
Restructuring, severance, impairment and other related costs	0.08	0.16	0.04
UTIS fire charges	0.05	—	—
Total discrete items	$0.13	$0.14	$0.06

Earnings per diluted share adjusted for discrete items	$1.79	$0.95	$0.77

Acquisition intangible amortization	$0.13	$0.64	$0.15

Adjusted earnings per diluted share	$1.92	$1.58	$0.92
*Values in table may not add due to rounding.

Reconciliation of GAAP net income to adjusted EBITDA*:

	2021	2020
(amounts in millions)	Q1	Q4	Q1
GAAP Net income	$31.2	$15.2	$13.3

Interest expense, net	0.6	0.6	1.2
Income tax expense	10.5	8.1	3.4
Depreciation	7.2	7.4	7.3
Amortization	3.1	15.5	3.7
Stock-based compensation expense	4.0	3.2	3.1
Acquisition and related integration costs	—	—	0.4
Asbestos-related charges	—	(0.7)	—
Gain on sale or disposal of property, plant and equipment	(0.1)	—	—
Restructuring, severance, impairment and other related costs	1.9	3.9	1.1
UTIS fire charges	1.3	—	—
Adjusted EBITDA	$59.8	$53.2	$33.4
*Values in table may not add due to rounding.

Calculation of adjusted EBITDA margin*:

	2021	2020
	Q1	Q4	Q1
Adjusted EBITDA (in millions)	$59.8	$53.2	$33.4
Divided by Total Net Sales (in millions)	229.3	210.7	198.8
Adjusted EBITDA Margin	26.1%	25.3%	16.8%
*Values in table may not add due to rounding.

Reconciliation of net cash provided by operating activities to free cash flow*:

	2021	2020
(amounts in millions)	Q1	Q4	Q1
Net cash provided by operating activities	$36.5	$51.4	$8.6
Non-acquisition capital expenditures	(3.6)	(11.4)	(11.2)
Free cash flow	$32.9	$39.9	$(2.5)
*Values in table may not add due to rounding.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share guidance for the 2021 first quarter:

Guidance Q1 2021
GAAP earnings per diluted share	$1.48 - $1.63

Discrete items	$0.11

Acquisition intangible amortization	$0.13

Adjusted earnings per diluted share	$1.72 - $1.87

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share guidance for the second quarter of 2021:

Guidance Q2 2021
GAAP earnings per diluted share	$1.58 - $1.73

Discrete items	$0.09

Acquisition intangible amortization	$0.13

Adjusted earnings per diluted share	$1.80 - $1.95

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